As filed with the Securities and Exchange Commission on February 14, 2014

Registration No. 333-143473

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN ORIENTAL BIOENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Nevada	80-0605867
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 Liangshuihe First Ave, Beijing E-Town
Economic and Technology Development Area, E-Town
Beijing, 100176, People’s Republic of China

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tony Liu
Chairman and Co-Chief Executive Officer
1 Liangshuihe First Ave, Beijing E-Town
Economic and Technology Development Area, E-Town
Beijing, 100176, People’s Republic of China

(011)- 86-10-5982-2039

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Tel No.: (212) 407-4000
Fax No.: (212) 407-4990

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is an amendment to the Registration Statement on Form S-3 (Reg. No. 333-143473) (the “Registration Statement”) of American Oriental Bioengineering, Inc. (the “Company”). On February 14, 2014, the Company filed Amendment No. 3 to Schedule 13E-3 as part of a “going private” transaction structured to permit the Company to discontinue its reporting obligations under the Securities Exchange Act of 1934. In furtherance of that objective, and pursuant to the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beijing, People’s Republic of China on February 14, 2014.

American Oriental Bioengineering, Inc.

By: /s/ Tony Liu
Name: Tony Liu
Title: Chief Executive Officer and President

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

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